Exhibit 99.2

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

CORPORATE PARTICIPANTS

Joe Sanderson Sanderson Farms, Inc. - Chairman & CEO

Mike Cockrell Sanderson Farms, Inc. - Treasurer & CFO

Lampkin Butts Sanderson Farms, Inc. - President & COO

CONFERENCE CALL PARTICIPANTS

Farha Aslam Stephens Inc. - Analyst

Adam Samuelson Goldman Sachs - Analyst

Michael Piken Cleveland Research - Analyst

Brett Hundley BB&T Capital Markets - Analyst

Jeremy Scott CLSA Americas, LLC - Analyst

PRESENTATION

Operator

Good day, everyone, and welcome to the Sanderson Farms third-quarter 2015 conference call. Today’s call is being recorded. At this time for opening remarks and introductions I would like to turn the conference over to Mr. Joe Sanderson. Please go ahead, sir.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you. Good morning and welcome to Sanderson Farms’ third-quarter conference call. Lampkin Butts and Mike Cockrell are with me this morning.

We reported net income for our third fiscal quarter of $50.9 million or $2.27 per share. This compares to net income of $76.1 million or $3.30 per share during last year’s third quarter.

Results for our third fiscal quarter include approximately $20 million net of income taxes and expenses related to our bonus compensation plans and ESOP are $0.90 per share. Mike will discuss this matter in more detail in a moment.

I will begin this morning’s call with a few general comments before turning the call over to Lampkin and Mike. Before making any further comments, I will ask Mike to give the cautionary statement regarding forward-looking statements.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition and prospects of the Company. Examples of forward-looking statements include statements of our belief about future grain and fresh chicken prices, consumer demand, production levels and the supply of fresh chicken products or economic conditions and our expansion plans.

The actual performance of the Company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. These risks and uncertainties are described in our annual report on Form 10-K for the fiscal year ended October 31, 2014 as well as subsequent quarterly reports on Form 10-Q filed with the SEC. Our third-quarter Form 10-Q was filed this morning.

You are cautioned not to place undue reliance on forward-looking statements made this morning and each statement speaks only as of today. We undertake no obligation to update or to revise our forward-looking statements. External factors affecting our business such as feed grain costs, market prices for poultry meat and the overall health of the economy, among others, remain volatile as always. And our view this morning might differ materially from that a few days from now.

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you, Mike. Our results reflect continued strong demand and market prices for fresh chicken sold at retail grocery stores and lower grain costs compared to last year’s third quarter. Offset by substantially lower market prices for all products produced at our big bird deboning plants other than jumbo wings.

The Georgia dock whole bird price remained at near record levels through the quarter, offset by substantially lower prices for boneless breast meat and leg quarters.

Foodservice demand was better during this year’s third quarter compared to last year, but the increased demand was more than satisfied by increased industry production and increases in domestic supplies caused by weak export demand.

Export demand remains under pressure from several factors including avian influenza related bans, a strong US dollar and lower oil revenues for our export partners dependent on oil revenues to fuel their economies.

Grain costs were lower during our third fiscal quarter and the first nine months of the year compared to last fiscal year. If this year’s grain crop meets expectations and USDA estimates we could enjoy benign grain costs in fiscal 2016 as well.

Based on what we have priced to date, and assuming we had priced our remaining needs through the end of the fiscal year at yesterday’s closing on the Chicago Board of Trade, our cash cost for feed grain purchase would be approximately $145.8 million lower this fiscal year than last year. These lower costs would translate into approximately $0.04 lower grain cost per pound of chicken processed once fully priced into our flocks.

We have priced our corn needs through September, our soybean meal needs through October and we have partial coverage through November and December. And we will be on the market for the balance of our needs as we head into the heart of the harvest season.

In addition to these lower costs a good harvest of this year’s crop could extend the lower cost into fiscal 2016. While the crop is certainly not yet in the bin, and we have priced very little of our fiscal 2016 needs at this time, had we priced all of our fiscal 2016 needs at yesterday’s close our cash grain cost during fiscal 2016 would be $17.5 million lower during the fiscal year assuming we purchased the same volume in 2016 as in 2015.

I am pleased with our progress in Palestine. The plant is currently moving up to 50% capacity and the plant is scheduled to reach full production during May of 2016. The Palestine big bird deboning plant represents over 15% more production for the Company and, when added to the new production at our St. Paul, North Carolina facility, will create opportunities for our employees, customers and, most importantly, for our shareholders.

We broke ground and St. Pauls in July and hope to complete the plant by the end of fiscal 2016. At this point I will turn the call over to Lampkin for a more detailed discussion of the market and our operations during the quarter.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

Thank you, Joe, and good morning. Overall market prices for poultry products were lower during the quarter when compared to our third quarter last year. One exception to that was the Georgia dock whole bird price which during our third quarter averaged $1.16 per pound compared to $1.11 per pound average during last year’s third quarter.

The Georgia dock price for this week is $1.155 per pound which compares to $1.1275 per pound for the same week last year. The Georgia dock price continues to reflect good demand for chicken in retail grocery stores. Bulk leg quarter prices were down significantly for the quarter compared to last year’s third quarter decreasing 47.8%. Realized prices were lower.

There the first half of the calendar year overall industry exports of chicken parts were down 9.9% compared to the same period last year and were down 17.5% in value. Quoted bulk leg quarter prices averaged $0.2572 per pound during our third quarter this year versus $0.4927 per pound during last year’s third quarter. Urner Barry bulk leg quarters are currently quoted at $0.21 per pound.

We expect leg quarter prices to remain under pressure for as long as export demand remains soft. As Joe mentioned, several factors are likely to remain in place for the foreseeable future.

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Prices for jumbo wings improved during our third fiscal quarter. Jumbo wings averaged $1.48 per pound, up 29.5% from the average of $1.14 during last year’s third quarter. The Urner Barry quote is currently $1.45 per pound.

Boneless breast prices were lower during our third quarter, decreasing by 25.4% when compared to the third quarter a year ago. This year’s third-quarter average Urner Barry price of $1.48 per pound compares to an average of $1.98 per pound during last year’s third quarter. Today the Urner Barry quoted market for boneless breast is $1.53 per pound.

The overall result of these market price changes was a decrease of $0.16 per pound in our average sales price per pound of poultry products sold when compared to last year’s third quarter. While our average sales price for poultry products decreased, we enjoyed an almost $0.09 per pound advantage from lower grain costs — lower grain prices.

Our average feed cost per pound processed during the third quarter was $0.2702 per pound, down from $0.3601 per pound during last year’s third quarter.

We sold 899.7 million pounds of poultry during our third fiscal quarter, a 15.3% increase from that 780.6 million pounds sold during last year’s third quarter. We processed 889.2 million pounds of dressed poultry during the quarter, up 15.4% from the 770.4 million pounds we processed during last year’s third quarter.

For the first nine months of the year we sold 2.52 billion pounds of poultry products compared to 2.27 billion for the same period last year, and processed 2.53 billion pounds this year compared to 2.26 billion last year.

We expect pounds processed during our fourth fiscal quarter to be approximately 888.3 million pounds, up compared to the same quarter last year by 11.5%. We now expect to process 3.42 billion pounds this year, an increase of approximately 11.7% compared to 3.06 billion pounds processed during fiscal 2014.

We sold 24.1 million pounds of prepared chicken products at our Foods Division during the quarter, up from 21.7 million pounds last year. Our average sales price at Foods increased 0.05%. At this point I will turn the call over to Mike.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Thank you, Lampkin. Net sales for the quarter were $739.9 million and that is down 3.7% from the $768.4 million during the same quarter last year. The decrease was the result of a decrease in the average sales price of poultry products offset by increased volume and slightly higher sales prices for prepared chicken.

Our cost of sales for the three months ended July 31 as compared to the same three months last year increased 0.95%. Our lower feed costs were offset by the increase in pounds of poultry products sold in the third quarter as compared to the same quarter a year ago.

Feed costs in flocks processed decreased almost $0.09 per pound compared to last year’s third quarter. And feed cost accounted for 42.8% of our cost of poultry products sold during the quarter. By comparison, feed cost accounted for 49.5% of our cost of poultry sold during last year’s third quarter.

SG&A expenses for the third quarter of 2015 were $47.3 million, and that was up from $45.7 million for the same quarter last year. Year-to-date SG&A expenses include $11 million accrued for an ESOP contribution and that is the same amount that we had accrued through the nine months last year. We expect to accrue approximately $4 million for the ESOP during our fourth fiscal quarter.

I will remind everyone that under our bonus award program, the details of which can be found in an 8-K filed January 21, 2015, most salaried employees at the Company will earn up to 25% of their salary as a bonus if our earnings per share targets set out in the program are reached. And certain key managers will earn even a higher percentage. I will give you some numbers surrounding this plan.

The plan’s maximum award will be earned if the top EPS target of $8.97 per share is reached. All EPS targets are calculated net of any bonus award payment. And if the top target is met the bonus award program will cost approximately $26 million. Approximately $9.8 million of that would be booked as SG&A expenses and approximately $16.5 million would be booked as cost of goods sold.

We are on track to achieve the top bonus target so we begin accruing for that eventuality during the third quarter. SG&A expenses during the quarter include $7.3 million for a possible payout under the bonus award program and our cost of goods sold includes a $12.2 million accrual.

Accruals during our fourth fiscal quarter will be materially lower than during our third quarter as we have, as required by GAAP, accrued approximately 75% of our total expected cost of these programs.

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

If we remain on target and earn the full award COGS will include a $4.3 million accrual during Q4 versus $12.2 million in Q3 and SG&A expenses will include a $2.5 million accrual and that is versus a $7.3 million accrual in Q3.

The Company’s effective tax rate for the quarter was 35.8% and for the balance of the year we are modeling a rate of 35.2%. We spent $140.4 million on CapEx through the third quarter, which includes $50.1 million spent in Palestine and $11.4 million in St. Pauls. We have now approved approximately $174.3 million for the full fiscal year of which $74.2 million is approved for Palestine and St. Pauls.

Our depreciation and amortization was $54.5 million year to date and we continue to expect approximately $75 million in depreciation for the year. We also declared $15 million in dividends through the first three quarters of the year and as of today only approximately $18.6 million in letters of credit are outstanding under our $750 million committed revolver.

Before opening up the call for questions I would like to remind everyone that The Company will host an investor conference in New Orleans at the Hotel Monteleone on Friday morning October 16. We will host a dinner at the Acme Oyster House the night before on Thursday, October 15 and the conference will start at 7:30 Friday morning. We will certainly end by noon on Friday.

We hope many of you will join us in New Orleans and the registration information is posted on the Investor Relations page of our website. Just a heads up that New Orleans Saints will host the Atlanta Falcons Thursday night in New Orleans before our conference. So you are encouraged, if you’re interested in coming, to reserve your rooms sooner than later.

And, Anthony, that concludes our prepared remarks. We will now open up the call for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Farha Aslam, Stephens Inc.

Farha Aslam - Stephens Inc. - Analyst

Joe, could you share with us your thoughts on chicken production outlook going into next year, particularly given the recent pullet placement number that was up 20% year over year?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. The pullet placement number does not startle me. 20% — I think you need to look at the absolute number and not the percentage. And also look at the number of those pullets that are committed for layers for export.

That percentage is against the lowest number that it — of pullets that had been placed in the last two years and the second lowest of the last three years. And it is the fewest number of pullets in the last three months.

And when you account for the number of pullets that are being placed for export and take that into account, we believe that head for next year are going to be up 2% to 3%. So the 20% is just a startle number and we are not concerned about that at all.

Farha Aslam - Stephens Inc. - Analyst

And then more near-term, recently you have seen excess kind of tick down from the 2% to 3% we were running earlier in the year down to about flat to up 1%. How do you think about that pullback? What is causing the pullback in excess? And your thoughts on pricing going into the second half of the year.

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We think this is just a seasonal cutback. We are into our holiday cut, which is about a 4% cut for us. And I believe there are probably some other people doing seasonal cutback.

We think — boneless breast is up $0.20 a pound from where it was, as Lampkin described, in July towards the end of the third quarter. So we think just market is going to be okay through Labor Day. And then post Labor Day we think we will see a seasonal decline.

The big question for me is not boneless breast and wings and Georgia dock; we are okay with that. The big question is leg quarters. And if we get some relief — we hadn’t had any outbreak of avian influenza in a while. And so, it is time maybe for a few of these markets to open back up and if APHIS and the USDA is successful in getting a few of these markets to reopen, take a little bit of pressure off the dark meat.

That would be a bigger relief than breast prices. Georgia dock is fine; a seasonal decline from $1.53 in boneless breast is not a big deal. We just need a little relief on both the volume and the price on dark meat.

Farha Aslam - Stephens Inc. - Analyst

Right, that is very helpful. Thank you.

Operator

Adam Samuelson, Goldman Sachs.

Adam Samuelson - Goldman Sachs - Analyst

Maybe continuing along Farha’s line of questioning in a different tact. Joe, your own production exceeded your own forecast in the quarter. I believe if I heard the Q right your average weight per head was up close to 4%.

Can you talk about kind of the weight gain that you have seen both in your own production and in the industry as a whole, how sustainable you think that is? And then I have a question on exports.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

You bet. Our increase for the quarter was primarily from yield, Adam, not necessarily bird weight. Our bird weights, like everybody in the industry, have been lower than our target weights during June and July because of heat.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

That really happened in July and August.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We are down to 880 right now because of the heat. And I think everybody in the industry that is, and that’s why the price of boneless breast has gone up. But our yields were — have been just superior. Even Palestine, Palestine is just doing outstanding with yield and while they may have drug down our cost advantage a little bit, their yield and workmanship has been outstanding.

But our target live weight was fine through June; we were right on the money. We were not over our target live weight at all, we have been right on it. But our weights right now beginning in July and August, we are 20, 25 points under our live weight. And I suspect most people in the industry are. We will recover that second half September and October I suspect if the weather — as the weather turns cooler.

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Adam Samuelson - Goldman Sachs - Analyst

Okay. then (multiple speakers).

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I don’t know if that answered your question or not.

Adam Samuelson - Goldman Sachs - Analyst

No, that is some very helpful color. And then to think prospectively on that point, that has been an area that you have seen some pretty dramatic gains across the industry. I think there has been some conversion of some small bird facilities to big bird. I mean as you think about weight gains in 2016 (multiple speakers)?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I do not. I don’t think you will see anything like the weight gains in 2016 that you saw in 2015. I know you won’t out of us.

Adam Samuelson - Goldman Sachs - Analyst

Okay, that is helpful. And then maybe on exports, I think certainly the pressure on leg quarters is noted. I think it is notable through that Mexico, which is a market that has not closed to US poultry, the exports there are also down pretty meaningfully. And can you comment on what you are seeing in terms of your customers in Mexico, which is a very important outlet for US producers at this point?

Lampkin Butts - Sanderson Farms, Inc. - President & COO

We are still — we continue to see excellent demand from Mexico, we see that same number. I believe year to date Mexico is down 6% in volume. And at these prices it is a surprise. I mean you would think at these prices they would be buying more. But I think the strong dollar has impacted that.

Adam Samuelson - Goldman Sachs - Analyst

And as you look at your own business on the export side — the pricing on export product for you — is it worse than maybe the Urner Barry quotes would suggest in terms of the [FOB] planned price?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes, yes.

Adam Samuelson - Goldman Sachs - Analyst

Okay, that is very helpful. I will pass it along.

Operator

Michael Piken, Cleveland Research.

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Michael Piken - Cleveland Research - Analyst

I was wondering first if we could get an update in terms of what your expectations are for the Chinese market as it relates to paws and when we might see a potential reopening for that and how much it may have cost you this past quarter.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, it cost us $4.3 million — just paws — was it paws and wing tips or just paws? Paws and wingtips cost us $4.3 million pretax a week times 13. And that’s (multiple speakers) per month, I am sorry, per month. And we are still rendering 60% of the industry is continuing to ship paws through —.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

Through June and July. The last number I saw was down, but I —.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

But a lot of them are still shipping into Hong Kong. And we are not and that is okay. We made that decision in January and we just think it is prudent. We have a fairly large profile over there and not only that, we don’t want to risk our partner getting in trouble. So we are not doing it now.

Lampkin and I were in Washington in the last six weeks, maybe the last month. And we believe it is going to be maybe 2016 before that market opens up. There is a process underway that has to take place and it is a slow moving process where Chinese plants are seeking approval to export to the US and that is a slow moving process.

And USDA has a lot of work to do to [be certain] and to be thorough. And that has to be concluded and then we have paperwork — the US has paperwork to do and it is a tedious process. So we think it is a year and a half probably.

Michael Piken - Cleveland Research - Analyst

Okay, thanks.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

Michael, this is Lampkin. There are meetings in China this week, Thursday and Friday, toward the end of this week with different agencies in China. US poultry and egg is there with some different industry people. We hope to know more after those meetings.

Michael Piken - Cleveland Research - Analyst

Okay, thanks.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

Maybe have a better feel.

Michael Piken - Cleveland Research - Analyst

And if there isn’t a repeat — obviously we don’t know for sure — but if AI shows up again next winter, do we have to like restart the clock on some of these markets? Or what ends up happening in that type of situation even if it doesn’t impact the commercial chicken flock directly?

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President & COO

They can. I mean they can go right back to it or they can regionalize and not do the whole country. They have some options. But the one option is to go right back where they were with the ban.

Michael Piken - Cleveland Research - Analyst

Okay, thanks. And then just shifting gears — you guys had mentioned you locked in your corn through September and your soybean through October and took a little bit of coverage in November.

If you could give us some context in terms of the timing of when that was — was that right after the WASDE report or — just so we can sort of figure out in terms of what type of cost base. And I would assume your basis is also locked in for that timeframe as well, would that be safe to assume?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We bought the basis prior to the WASDE report and for the (inaudible) — most of the pricing was after the WASDE report.

Michael Piken - Cleveland Research - Analyst

Okay, thank you very much.

Operator

Kenneth Zaslow, BMO Capital Markets.

Unidentified Participant

Hi, this is Patrick for Ken. Just curious, you’ve been talking about the export environment. Have you sent some of your leg quarters through rendering? And also more broadly, what are you doing to reduce the impact of the AI export ban on your business model?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We have not rendered anything. Well, the — we have of course the new plants have expanded deboning capacity. Palestine, Waco and Laurel are all doing a good bit of deboning. The older plants do not. We do have some whole leg and some sizing capacity at Collins and Hammond and we are doing that.

We will do the other if we — my concern about jumping into deboning right now is that you do a lot of deboning, as everybody seems to be enticed to do right now, and two things are going to happen. The price of deboned dark meat is going to go down and it is also going to cannibalize boneless breast. So I think that is a good short-term fix, but I don’t know how good that is in the long-term.

The real answer is to get that product exported. Now if there is a fundamental shift and the export market looks untumbled for a long period of time, then that is what you are going to have to do. But short-term we don’t think that is the right way to go for us right now. What was the other question?

Unidentified Participant

I think you answered them all. And just one quick follow-up. Given avian influenza’s impact on turkey so far, do you foresee an opportunity for I guess whole birds around holiday season?

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, we try to see that every year. We do a little advertising for our roasters every year, but I think there are a certain number of people who are going to buy turkeys. But we will try.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

We certainly encourage everyone to eat chicken.

Unidentified Participant

Great, thank you. I will pass it along.

Operator

(Operator Instructions). Brett Hundley, BB&T Capital Markets.

Brett Hundley - BB&T Capital Markets - Analyst

I wanted to ask you a question about your price-performance during the quarter. And if this makes sense — I am trying to get an understanding if your price-performance was more due to big bird conditions during the month of July. Or if it is more reflective of the broader export market dynamic that you guys have talked about across a quarter itself.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Big bird deboning.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Yes, it was really like we talked about this on the second-quarter call as well. But our realized price versus the quoted Urner Barry price for leg quarters was materially lower during parts of the quarter. I mean as Lampkin said, the average price was what — I forgot what it was, in the mid-20s. But there were times, Lampkin, when we were selling dark meat for —.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

$0.12 a pound.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Yes, $0.12 a pound. So most of the — if you are building a model and you are comparing our realized price to the quoted market price, most of it, again, just like in the second quarter, was because of realized price on dark meat.

Brett Hundley - BB&T Capital Markets - Analyst

Okay. And then we (multiple speakers).

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

(Multiple speakers) other thing. When you’re talking about leg quarter prices, there is also a range on leg quarter prices. It is not $0.12 a pound for all leg —.

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Lampkin Butts - Sanderson Farms, Inc. - President & COO

That is the low end.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

That is the low end. Tell them what the range is on leg quarters prices?

Lampkin Butts - Sanderson Farms, Inc. - President & COO

During that quarter it was $0.21 — $0.12 to $0.21.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

So it depends on what part of the world where you are going. And $0.12 is the low end and $0.21 is dock. That is FOB to dock our plant.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

And the deboned dark meat nets out more than that. A little more than that.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes, and the deboned is — you can add — how much do you add to deboned? Huh?

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

$0.08.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

$0.08 to $0.10 to the debone. So there is a broad range.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

And, Brett, also in July, as we were talking about the other day, in July boneless bottomed at $1.30 and it has recovered nicely now. But the realized price for boneless breast meat trading back of that, it was trading back of $1.30. And that had a significant impact on the quarter (multiple speakers).

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And the average back is $0.18.

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Right.

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Brett Hundley - BB&T Capital Markets - Analyst

Okay, that is actually really good color. So it sounds like maybe if I could sum that up, July was obviously difficult. We have all heard of where boneless skinless was trading back in the market and then more broadly across the quarter. Depending on who your customer is either domestically or internationally potentially you could be realizing lower prices within that range, does that make sense?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. Yes, it does.

Brett Hundley - BB&T Capital Markets - Analyst

Okay.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And people that don’t have that — that don’t have regular customers for their white meat or their leg quarters will get lower prices than what we were just describing.

Brett Hundley - BB&T Capital Markets - Analyst

Yes, okay. Okay. And then, Joe, I wanted to ask you about an industry condition that we have been hearing about for probably a couple of years now. And it goes back to this woody breast meat that is out there, this firm breast meat.

And we have heard it kind of bounce around amongst a number of different industry players over time. And I just wanted to get your perspective of if this is an issue for the US broiler industry or if it is something that can be fixed in relatively short order.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I don’t think — I think it is a breed — it is a genetic deal that has occurred as primary breeders have selected for yield and secondarily for growth rate, but primarily for yield. And we are actually culling it at our plants now. And grading for it and pulling it out. And it’s — I don’t know what percentage we are pulling out now.

Lampkin Butts - Sanderson Farms, Inc. - President & COO

3%.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Maybe 3% and that product is going to — instead of going to our foodservice customers it is going to — it is breast trim and it is being made into nuggets and patties now. And that is half price of boneless breast meat or lower than that.

But I think it is not a quick fix because it is a genetic characteristic. I think it is two or three years to correct. And when you correct it you are going to lose what you were selecting for.

You are going to lose a little bit of yield and a little bit of feed conversion or something that you were striving, for you will lose it. But that has got to be corrected. And it is happening in all breeds and it is happening in all weight groups.

Brett Hundley - BB&T Capital Markets - Analyst

Okay, so two quick questions. Did that issue affect your pricing at all —?

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

No. No.

Brett Hundley - BB&T Capital Markets - Analyst

During the quarter? No?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

No.

Brett Hundley - BB&T Capital Markets - Analyst

Okay.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Our pricing was affected by leg quarters and a $1.31 boneless breast price.

Brett Hundley - BB&T Capital Markets - Analyst

Okay. And then as — sorry, as some of this breed gets culled out and replaced I hear you on losing some yield fee conversion that makes sense. I guess going back to different breeds should we think about that adding weight potentially down the road or is that not a good read through?

Lampkin Butts - Sanderson Farms, Inc. - President & COO

I don’t see a connection there.

Brett Hundley - BB&T Capital Markets - Analyst

Okay, okay. And then —.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

It is such a small percentage I don’t think it will be material as you cull this out over two or three years. You might lose a little bit but it won’t be material, you won’t notice it.

Brett Hundley - BB&T Capital Markets - Analyst

Okay, all right, that is really helpful. And then just my last question then I will yield the floor. I just wanted to ask you guys about your plant build expectation. Your balance sheet is still going to be very strong even after we account for St. Pauls. And the industry has seemingly changed a bit here with regards to plant built.

Some of the normal players that would have built in years past, we don’t really see those announcements from them. You guys are obviously continuing to build and it has been a strategy of yours for many years now.

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

And I just wanted to get a sense of how you evaluate your use of cash flow going forward with wanting to build facilities for your shareholders, but also wanting to maintain a favorable market environment. Can you give us some commentary there? I appreciate it.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, we don’t really think — at the end of the day what you are trying to do, you start with your share price. And our deal is to get our share price up. At the end of the day our job is to take $100 stock and get it to $120 stock and then from $120 to $140. And we’ve got to figure out how to do that.

And our deal is not to — we don’t think about improving the multiple, we don’t think about being safe in a down market, we think about increasing the share price. And there are two ways we can do that: we can run our business efficiently and we can increase the volume.

And we evaluate buying back stock and building plants and guess what wins? Building plants. So we are — we have criteria for doing it, we have to have a good balance sheet and we have to be running well and we have to have the people to do it.

And that is the way we do it and we have been doing it since 1987. And it is not — it’s hard but that is the way we do. And we don’t do it when it’s — if something says not to do it, if we got $7.00 corn or we — if Russia is closed and the economy is tanking, they’re things that make us pause.

But to get the stock to $140 or whatever, it says build plants. So we are always in the mode of looking for a site, training people and keeping our Company running well so we can build another plant.

Brett Hundley - BB&T Capital Markets - Analyst

I appreciate the thoughts. Thanks for taking my questions.

Operator

Jeremy Scott, CLSA.

Jeremy Scott - CLSA Americas, LLC - Analyst

Just a couple of quick follow-ups. What was your average leg quarter pricing in the quarter, your realized pricing?

Lampkin Butts - Sanderson Farms, Inc. - President & COO

Quoted bulk leg quarter prices averaged $0.2572. That is the average of the Urner Barry.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Right. Did you have — did you give a realized price?

Lampkin Butts - Sanderson Farms, Inc. - President & COO

No.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We didn’t. We don’t, but it was lower than that.

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Jeremy Scott - CLSA Americas, LLC - Analyst

Okay. And then just to dig a little deeper on the breeder. Joe, you mentioned at a recent conference that in a discussion with your primary breeder, they expected that the egg exports to Mexico were capped out from here. Is that still the case? And if that is the case how do we reconcile the increase in pullets with (multiple speakers)?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

No, I don’t — I don’t — we didn’t — I didn’t — if I said that I misspoke. Actually the egg exports to June — to Mexico in June increased substantially. From May to June they went from roughly 3 million dozen to 4.2 million dozen. And which meant they went from 3.4% of the layers to 5% of the layers as what were required from May to June.

I don’t know if that is going to continue, but that was a huge increase according to the USDA. And it is also the numbers to the rest of the world and the rest of the world is a lot into the Caribbean, those have also increased over the last 18 months from 1.5 million dozen a month to 2.5 million dozen a month. And that has gone from about 2% to about 3% of the layers.

So we are up all the layers. Now I don’t — my qualification on what I am fixing to give you is two things. One is the layers — the dozen reported is from the USDA. And so I don’t — and those numbers are reported by the hatcheries.

And then the second is we are using AgriStat’s numbers on average rate of lay. So we are extrapolating a little bit here. But based on June — the month of June, 8%, 9% of all the layers are being used for export now for the month of June.

Jeremy Scott - CLSA Americas, LLC - Analyst

I guess another way to ask it, in terms of the percentage of layers, do you think that is capped out? And would that mean that the incremental pullet placements are indicative of increased domestic supply of eggs?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, it appears that more and more of the pullets are being placed for export and it is increasing. Now why is that happening? I don’t know. I don’t know — I am not surprised about Mexico; I don’t have any explanation about — Canada is unchanged basically, but this rest of the world, I don’t have any explanation why it is up so substantially.

And then there is another thing that I believe is within these numbers. I am fairly confident that there is an increase in these pullet numbers of 1% to 2% is for the primary breeders.

The two primary breeders are representing 1% to 2% of these pullets. They had to increase because of the demand for the pullet. They had to increase their parent and their grandparent stock. And so I am confident that within these numbers 1% or 2% are representing parent and grandparent stock.

Jeremy Scott - CLSA Americas, LLC - Analyst

Okay and then —.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I don’t think these pullet numbers all the way for the whole year — I think you can pull off 6% or 7% for export and I think you can pull off 1% or 2% for the primary breeders. And I think it you can also pull off at least another 1% because of the rate of lay for the one breed that is replacing another breed.

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Jeremy Scott - CLSA Americas, LLC - Analyst

Okay. So that’s — so over the past three months they have been up about 9%, so we are pulling all of that off essentially?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes.

Jeremy Scott - CLSA Americas, LLC - Analyst

So, how do you get to your 2% to 3% head growth in 2016?

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I think if you look at it for the year as a whole, I think you will — I think that is what you’re going to see.

Jeremy Scott - CLSA Americas, LLC - Analyst

Okay. And then just on Mexico, okay let’s assume that’s (multiple speakers).

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Mexico has only happened for one month. This big surge happened in June. So I am going to have to see more months for Mexico before I really know about that. I don’t know, it just happened for the month of June.

Jeremy Scott - CLSA Americas, LLC - Analyst

And what is your outlook for meat exports to Mexico given that in-country production is going to increase?

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

Why are you concluding that in-country production is going to increase? I know there may be a company or two expanding some, but I would not read into the hatching egg export necessarily that they are increasing in-country production.

It does indicate that maybe some Mexican — people with Mexican operations are moving their breeder flocks to the United States and producing eggs and sending them to Mexico. But it doesn’t necessarily mean there’s going to be more chicken in Mexico.

Jeremy Scott - CLSA Americas, LLC - Analyst

Okay, so we shouldn’t read into egg exports as an indicator that production will increase in Mexico?

Mike Cockrell - Sanderson Farms, Inc. - Treasurer & CFO

No, not at all. I mean the companies with operations down there had said that, to some extent, they were relocating some of their breeders here to ironically enough avoid avian influenza.

Jeremy Scott —CLSA Americas, LLC—Analyst

Okay. Okay, thank you.

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AUGUST 25, 2015 / 03:00PM GMT, SAFM - Q3 2015 Sanderson Farms Inc Earnings Call

Operator

And it appears we have no further questions in the queue at this time.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you all for joining us today and we will look forward to seeing you in New Orleans in October and reporting our yearend results to you in December.

Operator

That does conclude today’s conference. Thank you for your participation.

Joe Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you.

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